Exhibit 10.87


              DELINQUENCY AND SERVICING ADVANCE PURCHASE AGREEMENT


         THIS AGREEMENT entered into as of the 15th day of November, 1999, ("Purchase Date"), by and between IMC Mortgage Company, a Florida corporation, with its principal place of business at 5901 East Fowler Avenue, Tampa, Florida 33617 (hereinafter called "Seller"), and CitiFinancial Mortgage Company, with its principal place of business at 300 St. Paul Place, Baltimore, Maryland,21202 (hereinafter called "Purchaser").

         WHEREAS, Seller desires to sell and Purchaser desires to purchase certain servicing advances and delinquency advances related to certain Mortgage Loans, the servicing rights to which were sold and purchased under an Asset Purchase Agreement entered into by the parties as of July 13, 1999 ("Asset Purchase Agreement").

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein, the parties hereby agree as follows:

         (1) Certain Definitions. All terms defined in the Asset Purchase Agreement when used in this Agreement have the meaning assigned to them in the Asset Purchase Agreement unless specifically set forth otherwise herein.

         (2) Purchased Assets. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Seller shall sell, convey, assign, transfer and deliver to the Purchaser all of Seller's right, title, and interest in assets listed on the books of the Seller and on Schedule 1 to this Agreement representing the Seller's right to recover delinquency advances ("Delinquency Advances") or servicing advances ("Servicing Advances"), as those or similar terms are used in various Servicing Agreements related to the Mortgage Loans which have been securitized in the transactions identified on
                  Schedule 2.01 (a) (i) of the Asset Purchase Agreement (collectively the "Purchased Assets").

         (3) Purchase Price. The Purchase Price ("Purchase Price") for the Purchased Assets will be calculated as follows:

                           (a) For the Servicing Advances, the Purchaser shall pay the Seller the amount set forth on
                                    Schedule  1 hereto,  which  amount  shall be
                                    89.55%  of the book  value of the  Servicing
                                    Advances as listed on general  ledger of the
                                    Seller  as of the  Closing  Date.  Prior  to
                                    Closing,   the  Seller  shall   provide  the
                                    Purchaser   a  written   estimate   of  this
                                    component of the Purchase Price calculated as of that date.

                           (b) For the Delinquency Advances, the Purchaser shall pay to Seller the amount set forth on
                                    Schedule 1 hereto, which amount shall be the book value of the Delinquency Advances as listed on the general ledger of the Seller as of the Closing Date less

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                                    $3,000,000.00.  Prior to Closing, the Seller
                                    shall   provide  the   Purchaser  a  written
                                    estimate of this  component  of the Purchase
                                    Price.

                           (c) Within 15 days from the Closing Date, the parties shall agree upon any variance in the written estimate of the Purchase Price and the final Purchase Price as of Closing. In the event of an overpayment, the Seller shall pay the Purchaser the amount of overpayment. In the event of an underpayment, the Purchaser shall pay the Seller the amount of underpayment.

         (4) Representations and Warranties. All of the representations and warranties of the Seller and the Purchaser contained in the Asset Purchase Agreement are incorporated as if fully set forth herein. In addition, the Seller represents and warrants to the Purchaser that all of the information describing the Delinquency Advances and the Servicing Advances listed on
                  Schedule 1 hereto is accurate and complete and is derived according to Seller's customary and reasonable business practices, that each Delinquency Advance or Servicing Advance listed has actually been advanced, is genuine, has been properly documented, and that the Purchaser has the right to recover in full each listed Delinquency Advance or Servicing Advance from the related Mortgagors under the Mortgage Loan Documents or from liquidation proceeds on the related Mortgage Loans, or from Custodial Accounts or the Investor, as such terms or similar terms are used in the various Servicing
                  Agreements, or otherwise as set forth in the Servicing Agreements, free and clear of all liens, and that such right to recover is not subject to any known defenses of any Mortgagor or any other person.

         (5) Verification. For the purpose of verifying the Purchase Price of the Servicing Advances and the Delinquency Advances as set forth in Section (3) hereof and on Schedule 1, the Seller shall, upon reasonable request by the Purchaser up to thirty
                  (30) calendar days after Closing Date, (i) provide the Purchaser and its accountants, counsel and other authorized representatives access, during normal business hours and under reasonable circumstances, to any and all premises, properties, Contracts, commitments, books, records and other information of or relating to the Business and to the officers, employees and agents of the Business and (ii) cause its officers to furnish to the Purchaser and its authorized representatives any financial, technical and operating data and other information pertaining to the Business, as the Purchaser shall from time to time reasonably request and which is either normally available to the Seller in the ordinary and usual course of business or which may be obtained or produced by the Seller at a de minimis cost and effort to the Seller.

         (6) Approvals, Third Party Consents. Prior to Closing, Seller shall obtain all Approvals necessary from any person, including but not limited to, Governmental Agencies, in order to consumate the transaction contemplated by this Agreement. The Seller shall also have obtained the release and termination


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                  of any agreement restricting the Seller's right to withdraw or
                  distribute   funds  from  any  and  all  Custodial   Accounts,
                  including but not limited to, the letter agreement dated June 21, 1999 between Greenwich Street Investments II, L.L.C. and National City Bank of Kentucky and any similar agreements with other institutions.

         (7)      Termination.   In  the  event  the  Asset  Purchase  Agreement
                  terminates for any reason, this Agreement shall automatically terminate at the same time.

         (8) Carry Over Provisions. Article XIV of the Asset Purchase Agreement, and any existing or future amendments thereto, are incorporated as if fully set forth herein.

         (9) Contingency. In the event that the closing of the Asset Purchase Agreement does not occur for any reason then this Agreement shall be null and void.

         (10) Remedies. In addition to the requirements set forth in Section 3.01(b) of the Asset Purchase Agreement and subject to the terms and conditions of that Section 3.01(b), payment of the Contingent Purchase Price is conditioned upon compliance by the Seller with the terms and conditions of this Agreement.


                                   IMC MORTGAGE COMPANY,
                                       as Seller


                                   By: /s/
                                      ----------------------------------
                                   Name:
                                   Title:
                                   Date:

                                   CITIFINANCIAL MORTGAGE COMPANY,
                                   As Purchaser



                                   By: /s/
                                      ----------------------------------
                                   Name:
                                   Title:
                                   Date: